UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2022

RPT Realty
(Exact name of registrant as specified in its Charter)

Maryland	1-10093	13-6908486
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

19 W 44th Street,	Suite 1002
New York,	New York	10036
(Address of principal executive offices)		(Zip Code)

(212) 221-1261
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Shares of Beneficial Interest, ($0.01 Par Value Per Share)	RPT	New York Stock Exchange
7.25% Series D Cumulative Convertible Perpetual Preferred Shares of Beneficial Interest ($0.01 Par Value Per Share)	RPT.PRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 18, 2022, RPT Realty, L.P. (the “Operating Partnership”), the majority-owned operating partnership of RPT Realty (the “Company”), entered into a Sixth Amended and Restated Credit Agreement (the “Sixth A&R Credit Agreement”) with KeyBank National Association, as Administrative Agent, KeyBanc Capital Markets Inc., BMO Capital Markets, Capital One, National Association, and JPMorgan Chase Bank, N.A., as Joint-Lead Arrangers and Joint Bookrunners, Truist Securities, Inc., and Regions Capital Markets, as Joint-Lead Arrangers, BMO Harris Bank, N.A., Capital One, National Association, and JPMorgan Chase Bank, N.A., as Syndication Agents, Truist Bank, and Regions Bank, as Documentation Agents, and certain lenders from time to time party thereto, as Lenders.

The Sixth A&R Credit Agreement amends and restates in its entirety the Operating Partnership’s Fifth Amended and Restated Credit Agreement dated as of November 6, 2019 (as amended, the “Former Revolving Credit Agreement”), pursuant to which the lenders thereunder made available to the Operating Partnership a $350,000,000 revolving credit facility and certain term loan facilities in the aggregate principal amount of $310,000,000, in each case, on the terms and conditions set forth in the Former Revolving Credit Agreement.

The Sixth A&R Credit Agreement provides for an unsecured revolving credit facility and term loans in the maximum aggregate principal amount of up to $810,000,000, which consists of a revolving credit facility of up to $500,000,000 (the “revolving credit facility”) and term loan facilities of $310,000,000 (the “term loan facilities”). Pursuant to the Sixth A&R Credit Agreement, the Operating Partnership shall have the right exercisable five times to request increases to the revolving credit facility and term loan facilities or the making of additional term loans by up to $440,000,000, to a maximum aggregate amount not to exceed $1,250,000,000.

The Sixth A&R Credit Agreement (i) extends the termination date of the revolving credit facility from November 6, 2023 to August 18, 2026, which may be extended by the Operating Partnership for two additional consecutive periods of six months, subject to continued compliance with the terms of the Sixth A&R Credit Agreement and the payment of an extension fee of 0.0625% (provided the maturity of the revolving credit facility may not be extended to a date later than August 18, 2027), (ii) increases the amount of the revolving credit facility from $350,000,000 to $500,000,000, (iii) adds additional term loan facilities as detailed below, and (iv) modifies certain other terms thereof. The term loan facilities include four tranches (under the Former Revolving Credit Agreement there were five tranches with maturity dates ranging from November 6, 2024 to February 5, 2027), which have been re-evidenced as loans under the Sixth A&R Credit Agreement, with maturity dates of November 6, 2026 (the “Term Loan A-1 Advances”), February 5, 2027 (the “Term Loan A-2 Advances”), August 18, 2027 (the “Term Loan A-3 Advances”), and February 18, 2028 (the “Term Loan A-4 Advances” and, together with the Term Loan A-1 Advances, the Term Loan A-2 Advances and the Term Loan A-3 Advances, the “Term Loan Advances”). The approximately $310,584,000 million of principal and interest that was outstanding as of August 18, 2022 pursuant to the term loan facilities under the Former Revolving Credit Agreement will continue to be outstanding under the Sixth A&R Credit Agreement pursuant to the Term Loan Advances as provided therein until repaid. Upon closing, the Operating Partnership had borrowed $154,958,000 under the revolving credit facility and $310,000,000 under the term loan facilities.

The Sixth A&R Credit Agreement provides the Operating Partnership the right, in consultation with KeyBanc Capital Markets Inc., as the Sustainability Structuring Agent (in such capacity, the “Sustainability Structuring Agent”), to establish specified key performance indicators (“KPIs”) with respect to certain environmental, social and governance (“ESG”) targets of the Company and its subsidiaries, or establish external ESG ratings targets to be mutually agreed between the Operating Partnership and the Sustainability Structuring Agent. The applicable margin for revolving loans or term loans under the Sixth A&R Credit Agreement may be increased or decreased based on the Operating Partnership’s performance against the KPIs or its obtainment of the target ESG Ratings, but such adjustments in the applicable margin may not be more than 2.00 basis points.

The Company and certain of the Operating Partnership’s subsidiaries are guarantors of the Operating Partnership’s obligations under the Sixth A&R Credit Agreement.

Advances under the Sixth A&R Credit Agreement may be “Floating Rate Advances”, “SOFR Advances” or a combination thereof. Floating Rate Advances bear interest at the alternate base rate (defined as the interest rate per annum equal to the greatest of (i) the variable rate of interest announced by the Administrative Agent as the “prime rate”, (ii) 0.50% above the Federal Funds Effective Rate, (iii) the Term SOFR for an interest period of one month plus 1.0% or (iv) 1.00%) plus the applicable margin. Daily Simple SOFR Advances bear interest at a rate per annum equal to the Adjusted Daily Simple SOFR (defined as the greater of (1) the sum of (A) Daily Simple SOFR plus (B) 0.10% or (2) 1.00%) in effect from time to time plus the applicable margin. Term SOFR Advances bear interest from and including the first day of each interest period applicable thereto to the last day of such interest period at a rate per annum equal to the Adjusted Term SOFR (defined as the greater of (I) the sum of (A) Term SOFR for such interest period plus (B) 0.10% or (II) 1.00%) plus the applicable margin.

The applicable margins are based on the Operating Partnership’s leverage ratio as calculated under the Sixth A&R Credit Agreement and range from (i) for the revolving credit facility, 1.05% to 1.50% for SOFR Advances and 0.05% to 0.50% for Floating Rate Advances, and (ii) for the Term Loan Advances, 1.20% to 1.70% for SOFR Advances and 0.20% to 0.70% for Floating Rate Advances. Interest is payable at least monthly.

The Sixth A&R Credit Agreement contains customary events of default and affirmative and negative covenants, including certain financial covenants regarding leverage, fixed charge coverage, unencumbered leverage, unencumbered interest coverage, and levels of secured debt and secured recourse debt to total asset value. Upon the occurrence of an event of default, the amounts outstanding under the Sixth A&R Credit Agreement may be accelerated and may become immediately due and payable. The Sixth A&R Credit Agreement provides that, during the continuation of any default, neither the Operating Partnership nor the Company shall declare or make any dividends or distributions except to the extent necessary for the Company to maintain its status as a real estate investment trust. If a default is due to non-payment, bankruptcy proceedings or appointment of a receiver, trustee, examiner or liquidator or the obligations under the Sixth A&R Credit Agreement have been accelerated, the Operating Partnership and the Company may not make any dividends or distributions to any person other than the Operating Partnership or a subsidiary.

A copy of the Sixth A&R Credit Agreement is attached hereto as Exhibit 10.1, and the above description of the material terms of the Sixth A&R Credit Agreement is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

To the extent applicable, the disclosure set forth in Item 1.01 above is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

To the extent applicable, the disclosure set forth in Item 1.01 above is incorporated herein by reference.

Item 8.01 Other Events.

On August 23, 2022, the Company issued a press release announcing the Sixth A&R Credit Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

10.1*
Sixth Amended and Restated Credit Agreement dated August 18, 2022 among RPT Realty, L.P., as Borrower, KeyBank National Association, as Administrative Agent, KeyBanc Capital Markets Inc., BMO Capital Markets, Capital One, National Association and JPMorgan Chase Bank, N.A., as Joint-Lead Arrangers and Joint Bookrunners, Truist Securities, Inc. and Regions Capital Markets, as Joint Lead-Arrangers, BMO Harris Bank, N.A., Capital One, National Association, and JPMorgan Chase Bank, N.A., as Syndication Agents, and Truist Bank and Regions Bank, as Documentation Agents, and certain lenders from time to time parties thereto, as Lenders, and RPT Realty and certain subsidiaries of RPT Realty, L.P., as Guarantors.

99.1	Press Release of RPT Realty dated August 23, 2022.
104	Cover Page Interactive Data File (formatted as inline XBRL with applicable taxonomy extension information contained in Exhibits 101.)

* Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant agrees to furnish any omitted schedules or exhibits upon the request of the Securities and Exchange Commission. A list of the omitted schedules and exhibits to this agreement is set forth in the agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPT REALTY

Date:	August 23, 2022	By: /s/ MICHAEL P. FITZMAURICE
Michael P. Fitzmaurice
Executive Vice President and Chief Financial Officer